Exhibit 99.1

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NEWS RELEASE

CONTACTS
Media	Investor Relations
Angela Howland Blackwell: 585-678-7141 Cheryl Gossin: 585-678-7191	Patty Yahn-Urlaub: 585-678-7483 Bob Czudak: 585-678-7170

Constellation Brands Closes Debt Offering

and Completes Arrangements for Other

Permanent Financing for Beer Acquisition

VICTOR, N.Y., May 14, 2013 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), announced today that it has completed the sale of $1,550 million aggregate principal amount of Senior Notes consisting of $500 million of 3.75% Senior Notes due 2021 and $1,050 million of 4.25% Senior Notes due 2023. The Notes are senior obligations that rank equally with the company’s other senior unsecured indebtedness. The notes are and will be guaranteed by the subsidiaries that are guarantors under the company’s senior credit facility.

In addition, on May 2, 2013, Constellation entered into an amended and restated credit agreement. Among other changes, this agreement creates a $1,500 million delayed draw European term loan facility consisting of a committed $500 million European Term A loan facility and a $1,000 million European Term B loan facility and a new committed $675 million delayed draw U.S. term loan facility.

The company expects to use the net proceeds from the sale of the notes and the European and U.S. term loans, plus cash on hand, revolver borrowings under the company’s senior credit facility, and borrowings under the company’s accounts receivable securitization facility to fund its previously announced beer business transaction.

This news release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering was made only by means of a prospectus supplement and the accompanying prospectus. Copies may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001, toll-free at 1-800-294-1322. Alternatively, the prospectus and prospectus supplement may be obtained by visiting EDGAR on the SEC website at http://www.sec.gov.

About Constellation Brands

Constellation Brands is the world’s leading premium wine company, with a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Clos du Bois, Kim Crawford, Inniskillin, Franciscan Estate, Mark West, Ruffino, Simi, Estancia, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.

Forward-Looking Statements

This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. The transactions described in the news release (collectively, the “Transactions”) are subject to the satisfaction of certain closing conditions, including receipt of any necessary regulatory approval and the consummation of certain transactions between Anheuser-Busch InBev SA/NV and Grupo Modelo, S.A.B. de C.V. and certain of its affiliates. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or that the Transactions will occur or occur on the timetable contemplated hereby.

In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation Brands contained in this news release are subject to a number of risks and uncertainties, including completion of the Transactions on the expected terms, the availability of financing on the expected terms, and other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2013, which could cause future performance to differ from current expectations.

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